UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2010
Henry Schein, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27078 (Commission File Number)	11-3136595 (I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York (Address of principal executive offices)	11747 (Zip Code)
Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 20, 2010, the Board of Directors (the “Board”) of Henry Schein, Inc. (the “Company”) elected Dr. Bradley T. Sheares to serve on the Board, effective immediately. In addition, the Board intends to name Dr. Sheares to the Strategic Advisory Committee of the Board.
     Dr. Sheares served as the Chief Executive Officer of Reliant Pharmaceuticals, Inc. (“Reliant”) from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007. Prior to joining Reliant, Dr. Sheares served as President of U.S. Human Health at Merck & Co. from March of 2001 until July 2006. Dr. Sheares is also a director of Honeywell International, The Progressive Corporation, IMS Health and Covance Inc.
     There is no arrangement or understanding between Dr. Sheares and any other person pursuant to which Dr. Sheares was elected as a director, and there are no related party transactions involving Dr. Sheares that are reportable under Item 404(a) of Regulation S-K.
     On January 25, 2010, the Company issued a press release announcing Dr. Sheares’ election to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits:
99.1	Press Release issued by Henry Schein, Inc. on January 25, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)
Date: January 25, 2010	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel

EXHIBIT INDEX
Exhibit
99.1	Press Release issued by Henry Schein, Inc. on January 25, 2010.